As filed with the Securities
                        and Exchange Commission on April
                                    19, 2002.

                        Registration File No. 333-85271


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                TECHNITROL, INC.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                               23-1292472
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                              1210 Northbrook Drive
                                    Suite 385
                                Trevose, PA 19053
                                 (215) 355-2900
          (Address, including zip code, of principal executive offices)


                  TECHNITROL, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the plan)

                                  Drew A. Moyer
                       Corporate Controller and Secretary
                              1210 Northbrook Drive
                                    Suite 385
                                Trevose, PA 19053
                                 (215) 355-2900
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:

                              Ann Marie Janus, Esq.
                                Technitrol, Inc.
                              1210 Northbrook Drive
                                    Suite 385
                                Trevose, PA 19053
                                 (215) 355-2900

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                Proposed Maximum     Proposed Maximum
Title of Securities             Amount to            Offering Price        Aggregate            Amount of
to be Registered                be Registered(1)     Per Share(1)          Offering Price(1)    Registration Fee(1)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value         0 shares             $0                    $0                   $0
  $.125 per share

===========================================================================================================================

(1)  No shares are to be registered pursuant to this post-effective amendment.

     This Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-8, Commission File No. 333-85271, filed on August 16, 1999 (the "Registration Statement"), is filed as of April 19, 2002.

     All securities registered on the Registration Statement have been sold pursuant to the Technitrol, Inc. Employee Stock Purchase Plan. The purpose of this Amendment is to terminate the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Technitrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania on April 19, 2002.

                                           Technitrol, Inc.



                                           By: /s/ James M. Papada, III
                                               ---------------------------------
                                                   James M. Papada, III
                                                   Chairman, President and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and as of the dates indicated:

Signature                              Title                                    Date
/s/ James M. Papada, III       Chairman of the Board, President and        April 19, 2002
--------------------------     Chief Executive Officer
James M. Papada, III


/s/ Albert Thorp, III          Vice President of Finance and               April 19, 2002
--------------------------     Chief Financial Officer
Albert Thorp, III

/s/ Drew A. Moyer              Corporate Controller and                    April 19, 2002
-------------------------      Secretary
Drew A. Moyer


*                              Director                                    April 19, 2002
--------------------------
Stanley E. Basara

*                              Director                                    April 19, 2002
--------------------------
John E. Burrows, Jr.

                               Director
--------------------------
Rajiv L. Gupta

*                              Director                                    April 19, 2002
--------------------------
J. Barton Harrison


--------------------------     Director
David H. Hofmann

*                              Director                                    April 19, 2002
--------------------------
Graham Humes

*                              Director                                    April 19, 2002
--------------------------
Edward M. Mazze

                               Director
--------------------------
C. Mark Melliar-Smith


     * Drew A. Moyer, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                                                     By:  /s/ Drew A. Moyer
                                                          ----------------------
                                                          Drew A. Moyer
                                                          Attorney-in-fact

                                  EXHIBIT INDEX

     The following exhibit is filed as part of this Amendment:

     Exhibit Number                                  Description
     --------------                                  -----------
         24                                  Power of Attorney authorizing the
                                             signing of the Post-Effective
                                             Amendment No. 1 to the Registration
                                             Statement and amendments thereto on
                                             behalf of the Registrant's
                                             directors.